UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2017

CHIASMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37500	76-0722250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

275 Wyman Street, Suite 250

Waltham, MA 02451

(Address of principal executive offices, including zip code)

(617) 928-5300

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Mamluk Appointment to the Board

On June 15, 2017, following the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Chiasma, Inc. (the “Company”), the Board of Directors of the Company (the “Board”) appointed Roni Mamluk, Ph.D. to the Board. Dr. Mamluk will serve as a Class III director of the Company, to hold office until the date of the annual meeting of stockholders following the year ending December 31, 2017 or until her earlier death, resignation or removal.

In accordance with the Company’s Non-Employee Director Compensation Policy (the “Policy”), the Board granted Dr. Mamluk an option to purchase 26,000 shares of the Company’s common stock at an exercise price equal to the closing market price per share of the Company’s common stock on the NASDAQ Stock Market on the date of grant. The options will vest in equal annual installments over a three-year period, subject to such Dr. Mamluk’s continued service on the Board. In addition, Dr. Mamluk will receive cash compensation in accordance with the Policy and execute a customary director indemnification agreement.

Dr. Mamluk, age 50, served as the Company’s Chief Development Officer from March 2015 to March 2017 and has served as a director of Chiasma (Israel) Ltd. (“Chiasma Israel”) since April 2017. Dr. Mamluk served as Chief Executive Officer of the Company from April 2013 to March 2015 and held various roles in the Company from 2006 to April 2013, including Chief Operating Officer and Vice President, Research and Development. She also served as a member of Board from April 2013 to March 2015. Prior to joining the Company, Dr. Mamluk established and led nonclinical research and development at Adnexus Therapeutics, Inc. Dr. Mamluk received her B.A. and Ph.D. from the Hebrew University. She completed her post-doctoral fellowship at Children’s Hospital/Harvard Medical School in the field of angiogenesis.

There are no arrangements or understandings between Dr. Mamluk and any other person pursuant to which Dr. Mamluk was appointed as a member of the Board. There are no family relationships between Dr. Mamluk, on the one hand, and any director, executive officer or any other person nominated or chosen by the Company to become a director or executive officer, on the other. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Dr. Mamluk, on the one hand, and the Company, on the other.

Mamluk Services as Director of Chiasma (Israel) Ltd.

Pursuant to Dr. Mamluk’s employment agreement with Chiasma Israel, as amended, previously filed by the Company with the SEC, Dr. Mamluk’s employment as the Company’s Chief Development Officer terminated on March 31, 2017 (the “Separation Date”). In connection with the termination of her employment, on the Separation Date, Dr. Mamluk and Chiasma Israel entered into a Separation Settlement and Release (the “Separation Agreement”). Pursuant to the Separation Agreement, in exchange for a release in favor of the Company and Chiasma Israel, Dr. Mamluk was entitled to receive (i) a pro rata annual recreation payment of 1,764 NIS, (ii) payment of accrued but unused vacation totaling 139,514 NIS, (iii) 12 months of base salary and the prior year bonus in the amount equal to 1,209,600 NIS payable in July 2017, and (iv) a stay bonus of 120,960 NIS payable in July 2017. In addition, Dr. Mamluk would be appointed to the Board of Directors of Chiasma Israel on April 1, 2017.

In connection with her appointment to the Board of Directors of Chiasma Israel, Dr. Mamluk and Chiasma Israel entered into a Director Agreement on April 1, 2017 (the “Director Agreement”). Pursuant to the Director Agreement, Dr. Mamluk will devote 20% of her time to, among other things, service on the Chiasma Israel Board of Directors, active participation in senior management team meetings, strategic input on regulatory/clinical development of Mycapssa and TPE-related products or programs; and other services as reasonably requested by Chiasma Israel. For these services, Dr. Mamluk will be paid $6,825 per month. If Dr. Mamluk is terminated without Cause (as defined in the Director Agreement), the post-termination exercise period for all stock options granted to Dr. Mamluk prior to December 14, 2016 shall be extended until the earlier of two years from the date Dr. Mamluk no longer serves as a director of Chiasma Israel or the expiration date of such options.

The foregoing descriptions of the Separation Agreement and the Director Agreement are only summaries and are qualified in their entirety by reference to the full text of the agreements, copies of which have been filed hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. In addition, a press release dated June 19, 2017 announcing Dr. Mamluk’s appointment to the Board of Directors of the Company and Chiasma Israel is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.07 – Submission of Matters to a Vote of Security Holders.

The following proposals were submitted to the stockholders at the Annual Meeting:

(i) The election of two Class II directors, as nominated by the Board, each to serve a three-year term expiring at the 2020 Annual Meeting of Stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal; and

(ii) The ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2017.

The proposals are described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 25, 2017.

The number of shares of common stock entitled to vote at the Annual Meeting was 24,359,584. The number of shares of common stock present or represented by valid proxy at the Annual Meeting was 19,183,850. All matters submitted to a vote of the Company’s stockholders at the Annual Meeting were approved and all director nominees were elected.

The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below:

(a)	Election of Class II Directors.

Director Nominee	Votes For	Votes Withheld
Todd Foley	14,023,959	862,580
Bard Geesaman, M.D., Ph.D.	14,170,900	715,639

There were 4,297,311 broker non-votes regarding the election of directors.

(b)	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

Stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. The results of the voting included 18,988,483 votes for, 178,706 votes against and 16,661 votes abstained. There were no broker non-votes regarding this proposal.

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Separation Agreement by and between Chiasma (Israel) Ltd. and Roni Mamluk, Ph.D., effective as of March 31, 2017

10.2	Director Agreement by and between Chiasma (Israel) Ltd. and Roni Mamluk, Ph.D., effective as of April 1, 2017

99.1	Press Release of Chiasma, Inc., dated June 19, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2017	Chiasma, Inc.

	By:	/s/ Mark J. Fitzpatrick
Mark J. Fitzpatrick
President and Chief Executive Officer